Exhibit 99.1

GD Culture Announces up to US$100 Million Share Repurchase Program

NEW YORK, February 18, 2026 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC) today announced that its board of directors has authorized a share repurchase program under which the Company may repurchase up to US$100 million worth of its shares within the next 6 months ending on August 17, 2026, subject to market conditions.

Under the share repurchase program, the Company may periodically repurchase its common stock through open market or privately negotiated transactions thereof in compliance with applicable securities laws and the Company’s insider trading policy. The number of common stocks to be repurchased and the timing of repurchases will be determined by management at its discretion and will depend on a number of factors, including, but not limited to, bitcoin price based on the CME CF Bitcoin Reference Rate - New York Variant, price, trading volume and general market conditions of the shares, along with the Company’s working capital requirements and general business conditions and applicable legal requirements. The Company’s board of directors will review the share repurchase program periodically, and may authorize adjustments to its terms and/or size.

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC) is a Nevada company currently conducting business mainly through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”) and Shanghai Xianzhui Technology Co., Ltd. The Company plans to enter into the livestreaming market with a focus on e-commerce through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology and live-streaming e-commerce business. For more information, please visit the Company's website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

For more information, please contact:

GD Culture Group Limited
Investor Relations Department
Email: ir@gdculturegroup.com

Ascent Investor Relations LLC
Tina Xiao
Phone: +1-646-932-7242
Email: investors@ascent-ir.com